SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 7, 2000


             Nevada                         Luna Medical Technologies, Inc.                      98-0207745
(State or other jurisidiction of      (Exact name of registrant as specified in      (I.R.S. Employer Identification No.)
  incorporation or organization)                   its charter)


Suite 400, 900 West Hastings Street, Vancouver, British Columbia, Canada                           V6C 1E5
(Address of principal executive offices)                                                          (Zip Code)


                                 (604) 687-0719
              (Registrant's telephone number, including area code)


                              Thomas E. Stepp, Jr.

                              Stepp & Beauchamp LLP

                           1301 Dove Street, Suite 460

                         Newport Beach, California 92660

                                 (949) 660-9700

                            Facsimile: (949) 660-9010

ITEM 5.    OTHER EVENTS

On September 7, 2000, the Registrant accepted the resignation of Gordon McDougall as the Registrant's President. Mr. McDougall will remain a director of the Registrant. Also on September 7, 2000, the Registrant approved the appointment of Mr. Stuart McNeill as President, and on September 11, 2000 approved the appointment of Mr. McNeill as a director of the Registrant.

Mr. McNeill left Coopers & Lybrand in 1989 and has since gained extensive corporate finance and operational experience including establishing the Cascade Pacific Group, a real estate investment company based in Vancouver, Canada; co-founding McNeill Nakamoto Recruitment Group Limited, a financial services and high technology recruitment firm based in Vancouver, Canada; and co-owning C.E. Securities Ltd., a Vancouver-based independent investment dealer with over 45 investment representatives. From 1998 to 2000, Mr. McNeill was a director and Chief Financial Officer of PhotoChannel Networks Inc., and he currently serves as a director of Appareo Software Inc.

Mr. McNeill holds a Masters of Business Administration and a Bachelor of Commerce degree from the University of British Columbia. He is also a Certified General Accountant and a Certified Management Consultant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.


                                        Luna Medical Technologies, Inc.


DATED:  September 18, 2000              By:  /s/  Gordon McDougall
                                             -----------------------------------
                                             Gordon McDougall, President


                                       2